As filed with the Securities and Exchange Commission on March 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2007292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Palisade Bio, Inc. 2021 Equity Incentive Plan

Palisade Bio, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Thomas M. Hallam

Chief Executive Officer

Palisade Bio, Inc.

5800 Armada Drive, Suite 210

Carlsbad, California 92008

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Karen E. Deschaine, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Palisade Bio, Inc. (the “Registrant”) for the purpose of registering (i) an additional 569,567 shares of the Registrant’s Common Stock, $0.01 par value per share (“Common Stock”), under the Registrant’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan, and (ii) 142,391 additional shares of Common Stock under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 ESPP, in each case on January 1, 2022.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2021 Plan and 2021 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2021 (File No. 333-259553). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Certificate of Designation of Series A 4.5% Convertible Preferred Stock.

4.3(3)	Amended and Restated Bylaws of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1(4)	Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended.

99.2(5)	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan.

99.3(6)	Form of Non-Employee Director Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan.

99.3(7)	Palisade Bio, Inc. 2021 Employee Stock Purchase Plan.

107	Filing Fee Table.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021.
(2)	Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 12, 2016.
(3)	Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 16, 2015.
(4)	Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021.
(5)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021.
(6)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021.
(7)	Incorporated by reference to Exhibit 4.30 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 18, 2022.

PALISADE BIO, INC.

By:	/s/ Thomas M. Hallam
Thomas M. Hallam, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Hallam, Ph.D. and J.D. Finley, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas M. Hallam	Chief Executive Officer and Director	March 18, 2022
Thomas M. Hallam, Ph.D.	(Principal Executive Officer)

/s/ J.D. Finley	Chief Financial Officer	March 18, 2022
J.D. Finley	(Principal Financial Officer and Principal Accounting Officer)

/s/ James R. Neal	Chairman of the Board of Directors	March 18, 2022
James R. Neal

/s/ Cristina Csimma	Director	March 18, 2022
Cristina Csimma, Pharm.D.

/s/ Stephanie Diaz	Director	March 18, 2022
Stephanie Diaz

/s/ Mary Ann Gray	Director	March 18, 2022
Mary Ann Gray, Ph.D.

/s/ Robert J. Trenschel	Director	March 18, 2022
Robert J. Trenschel, D.O.

/s/ Binxian Wei	Director	March 18, 2022
Binxian Wei

/s/ Donald A. Williams	Director	March 18, 2022
Donald A. Williams